Amended Schedule 1
Dated September 12, 2020
to the
Investment Advisory Agreement
Touchstone Strategic Trust
Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Balanced Fund	0.55% on the first $200 million of assets;
0.50% on the next $200 million of assets;
0.45% on the next $600 million of assets;
0.40% on the next $1 billion of assets;
0.35% on assets over $2 billion
Touchstone Dynamic Diversified Income Fund	0.20% on the first $1 billion of assets; 0.175% on the next $1 billion of assets; 0.15% on the next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Dynamic Equity Fund (to be named Touchstone Anti-Benchmark US Core Equity Fund)[1]	0.35% on the first $1 billion of assets; and 0.30% on assets over $1 billion
Touchstone Dynamic Global Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion
Touchstone Flexible Income Fund	0.60% on the first $500 million of assets; and 0.50% on assets over $500 million
Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Global ESG Equity Fund	0.65% on the first $1 billion of assets; 0.60% on assets over $1 billion
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone International Growth Fund	0.80% on the first $1 billion of assets 0.75% on the next $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $2 billion
Touchstone International Equity Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Large Cap Focused Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Large Cap Fund	0.60% on the first $500 million of assets; 0.54% on the next $500 million of assets; and 0.50% on assets over $1 billion

1The Fund’s name will change on October 3, 2020.

Touchstone Large Company Growth Fund	0.60% on all assets
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; 0.65% on the next $200 million of assets; and 0.60% on assets over $1.2 billion
Touchstone Ohio Tax-Free Bond Fund	0.50% on the first $100 million of assets; 0.45% on the next $100 million of assets; 0.40% on the next $100 million of assets; and 0.375% on assets over $300 million
Touchstone Sands Capital Emerging Markets Growth Fund	1.00% on all assets
Touchstone Small Company Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Value Fund	0.65% on all assets

[signature page follows]

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/Terrie Wiedenheft
Name: Terrie Wiedenheft Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steve Graziano
Name: Steve Graziano Title: President

By:	/s/Terrie Wiedenheft
Name: Terrie Wiedenheft Title: Chief Financial Officer